SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No. ___)

Filed by the Registrant                       X

Filed by a Party Other than the Registrant

Check the appropriate box:
__	Preliminary Proxy Statement
__	Confidential, for Use of the Commission Only
X	Definitive Proxy Statement
__	Definitive Additional Materials
__	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

IKONA GEAR INTERNATIONAL, INC.
(Name of Registrant as Specified In Its Charter)

____________________________________________________________________________
(Name of Person Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box)
X	No fee required
__	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
__	Fee Paid previously with preliminary materials.
__

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

IKONA GEAR INTERNATIONAL, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JUNE 30, 2005

The Annual Meeting of Shareholders of Ikona Gear International, Inc. (the "Company") will be held at Ikona Gear's Coquitlam Headquarters, located at Unit #1, 1850 Hartley Avenue, Coquitlam, BC, Canada, on June 30, 2005 at 3:00 o'clock p.m. local time for the purpose of considering and voting upon the following:

1.	To elect five (5) Directors to serve until the next Annual Meeting of Shareholders or until their successors have been duly elected and qualified.
2.	To ratify our selection of our independent certified public accountants.
3.	Any other matters properly brought before said meeting or any adjournment thereof.

Information relating to the above matters is set forth in the accompanying Proxy Statement. Only holders of outstanding shares of the Company's common stock of record at the close of business on May 17, 2005 will be entitled to vote at the meeting or any adjournment thereof.

A copy of the Company's Annual Report to Shareholders, including financial statements for the year ended August 31, 2004, is being mailed to shareholders concurrently with our Proxy Statement.

Shareholders are cordially invited to attend the meeting in person.

IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, IT WOULD BE APPRECIATED IF YOU WOULD PROMPTLY FILL IN, SIGN AND DATE THE ENCLOSED PROXY STATEMENT AND RETURN IT IN THE ENCLOSED STAMPED ENVELOPE. Any proxy may be revoked at any time before it is voted by written notice mailed or delivered to the Secretary, by receipt or a proxy properly signed and dated subsequent to an earlier proxy, and by revocation of a written proxy by request in person at the Annual Meeting of Shareholders. If not so revoked, the shares represented by the proxy will be voted in accordance with your instruction on the proxy form.
IKONA GEAR INTERNATIONAL, INC.
/s/ Laith I. Nosh Laith I. Nosh, President, Chief Executive Officer and Director

IKONA GEAR INTERNATIONAL, INC.

PROXY SOLICITED ON BEHALF OF THE COMPANY

          The undersigned hereby constitutes and appoints Laith I. Nosh or Raymond Polman (SEE NOTE BELOW) or either of them acting in the absence of the other, with full power of substitution the true and lawful attorneys or attorney and proxies of the undersigned to attend the Annual Meeting of the Shareholders of Ikona Gear International, Inc. (the "Company") to be held at Ikona Gear's Coquitlam Headquarters, located at Unit #1, 1850 Hartley Avenue, Coquitlam, BC, Canada, on June 30, 2005 at 3:00 o'clock p.m. local time, or any adjournment or adjournments thereof, and vote all the shares of the Company standing in the name of the undersigned with all the powers the undersigned would possess if present at said meeting.
(1)	FOR _______________	WITHHOLD AUTHORITY _____________
To elect all of the nominees listed below:
Laith I. Nosh, Nicola Simon, Barrie Freeke, Raymond Polman, and Simon Anderson

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name below)

_____________________________________________________________
(2)	FOR __________	AGAINST __________	ABSTAIN ___________
To ratify our selection of our independent public accountants
(3)	FOR __________	AGAINST __________	ABSTAIN ___________

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR ITEM 1 AND IN THE DISCRETION OF THE PERSON HOLDING THE PROXY FOR ANY OTHER BUSINESS.

(NOTE: Should you desire to appoint a proxy other than the management designees named above, strike out the names of management designees and insert the name of your proxy in the space provided above. Should you do this, give this proxy card to the person you appoint instead of returning the proxy card to the Company.)

(PLEASE DATE, SIGN AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.)

Receipt is acknowledged of Notice of Annual Meeting and Proxy Statement for the meeting.
Date _______________________________________, 2005
_______________________________________________ Name (please type or print)
_______________________________________________ Signature
_______________________________________________ Signature, if held jointly

Please sign exactly as name appears to the left. When shares are held by joint tenants, both should sign. When signing as executor, administrator, attorney, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporation name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

IKONA GEAR INTERNATIONAL, INC.
1850 Hartley Avenue, Unit #1
Coquitlam, British Columbia
Canada, V3K 7A1

PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS

        This Proxy Statement is being furnished to the shareholders of Ikona Gear International, Inc. (respectively, the "Ikona Shareholders" and "Ikona" or the "Company") in connection with the solicitation by Ikona of proxies to be used at the Annual Meeting of Ikona Shareholders on June 30, 2005 (the "Annual Meeting"), at the time, place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders, and at any adjournment thereof. When the accompanying proxy is properly executed and returned, the shares of common stock it represents will be voted at the Annual Meeting, and where a choice has been specified on a proxy, will be voted in accordance with such specification. If no choice is specified on a proxy, the shares it represents will be voted
*	FOR the election of five (5) Directors;
*	FOR the ratification of Dohan & Company, CPA's, P.A. as the Company's independent registered public accounting firm for the fiscal year ended August 31, 2005.

according to the judgment of the persons named in the enclosed proxies as to any other action which may properly come before the Annual Meeting or any adjournment thereof.

        In the event the Annual Meeting is, for any reason, adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the Annual Meeting. At the adjourned meeting, any business may be transacted which might have been transacted at the original Annual Meeting.

ANY PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED BY WRITTEN NOTICE MAILED OR DELIVERED TO THE SECRETARY, BY RECEIPT OF A PROXY PROPERLY SIGNED AND DATED SUBSEQUENT TO AN EARLIER PROXY, AND BY REVOCATION OF A WRITTEN PROXY BY REQUEST IN PERSON AT THE ANNUAL MEETING OF SHAREHOLDERS. IF NOT SO REVOKED, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS ON THE PROXY FORM.

        This Statement is being mailed on or about May 27, 2005, to Ikona Shareholders eligible to vote at the Annual Meeting. Concurrently with the mailing of this Statement, Ikona is furnishing to its shareholders Ikona's Annual Report on Form 10-KSB for its fiscal year ended August 31, 2004.

        Ikona is bearing all costs of soliciting proxies, and expressly reserves the right to solicit proxies otherwise than by mail. The solicitation of proxies by mail may be followed by telephone, telegraph or other personal solicitations of certain Ikona Shareholders and brokers by one or more of the Directors or by Officers or employees of Ikona. Ikona may request banks and brokers or other similar agents or fiduciaries for the voting instructions of beneficial owners and reimburse the expenses incurred by such agents or fiduciaries in obtaining such instructions. As of the date of this mailing, however, Ikona has not made any contracts or arrangements for such solicitations; hence they cannot identify any parties or estimate the cost of such solicitation.

        Only Ikona Shareholders of record as of the close of business on May 17, 2005 (the "Record Date"), will be entitled to vote at the Annual Meeting. Representation of a majority of Ikona's shares of common stock outstanding on the Ikona Record Date, either in person or by proxy, constitutes a quorum for the Annual Meeting. When a quorum is present, the vote by a plurality of the shares represented at the Meeting shall decide the election of directors; and on all other matters, a proposal will be ratified if votes in favor of the proposal are greater than votes against the proposal. As of the Record Date, Ikona had outstanding 25,149,292 shares of common stock, with each share being entitled to one vote.

THE ANNUAL MEETING

        The Board is furnishing this Proxy Statement and the accompanying proxy to shareholders of Ikona as part of the solicitation of proxies for use at the Meeting. This Proxy Statement and the enclosed form of proxy are first being mailed to the shareholders of Ikona on or about May 27, 2005.

Date, Time and Place of Meeting

        The Meeting will be held at Ikona Gear's Coquitlam Headquarters located at Unit#1, 1850 Hartley Avenue, Coquitlam, BC, Canada on June 30, 2005, at 3:00 PM local time.

Matters to be Considered

        The purpose of the Meeting is to consider and vote upon the following matters:

*	to elect five (5) Directors;
*	To ratify Dohan & Company, CPA's, P.A. as the Company's independent registered public accounting firm for the fiscal year ended August 31, 2005.

        Management of Ikona does not know of any other matter to be brought before the Meeting other than as referred to in this Proxy Statement. If any other business should properly come before the Meeting, the persons named in the proxy will vote upon those matters in their discretion.

Record Date and Outstanding Shares

        The Board has fixed the close of business on May 17, 2005, as the Record Date for determining shareholders entitled to notice of and to vote at the Meeting. As of the Record Date, there were approximately 349 shareholders of record of Ikona common stock and 25,149,292 shares of Ikona common stock outstanding and entitled to vote, with each share entitled to one vote.

Quorum

        The presence in person or by properly executed proxy of holders of a majority of the votes entitled to be cast at the Meeting is necessary to constitute a quorum. Abstentions are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Broker non-votes will not be considered present at the meeting for purpose of determining a quorum.

Required Vote

        Directors shall be elected by a plurality of the votes of the shares present at the meeting either in person or represented by proxy and entitled to vote on the election of directors. On all other matters presented to a vote of the shareholders at the Meeting, a Proposal will be deemed ratified and adopted if it receives more votes in favor of such proposal than are cast against such Proposal. Abstentions will have the legal effect of a withheld vote in the election of Directors; abstentions will have the legal effect of a vote against a Proposal on all other matters. With respect to a broker non-vote on the Proposal, such shares will not be considered present at the Meeting, and will not be counted in the voting with respect to such matter.

        The officers and directors of Ikona have indicated that they intend to vote their shares FOR each director. These individuals own shares representing a total of 8,263,416 shares, or approximately 34% of the total number of shares of Ikona common stock outstanding as of the Record Date.

Proxies

        All shares of common stock represented at the Meeting either in person or by properly executed proxies received prior to or at the Meeting and not duly and timely revoked will be voted at the Meeting in accordance with the instructions in such proxies. If no such instructions are indicated, such shares will be voted in favor of all the proposals and, in the discretion of the proxyholder as to any other matter which may be incidental to the Meeting as may properly come before such Meeting. Ikona knows of no other matters other than as described in the Notice of Annual Meeting that are to come before the Meeting. If any other matter or matters are properly presented for action at the Meeting, the persons named in the enclosed form of proxy and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment, including any adjournment or postponement of the Meeting, unless such authorization is withheld.

        A shareholder who has given a proxy may revoke it at any time prior to its exercise by: (i) giving written notice thereof to the Secretary of Ikona at our principal executive offices at or prior to the taking of the vote at the Meeting; (ii) signing and returning to the Secretary of Ikona at our principal executive offices a later dated proxy prior to the taking of the vote; or (iii) voting in person at the Meeting; however, mere attendance at the Meeting will not itself have the effect of revoking the proxy.

Solicitation of Proxies; Expenses

        The costs of filing and printing this Proxy Statement and the materials used in this solicitation will be borne by Ikona. In addition to solicitation by mail, the directors, officers, and employees of Ikona may solicit proxies from shareholders by telephone or in person. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to Ikona shareholders. Ikona may reimburse these custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses incurred.

YOU SHOULD NOT SEND STOCK CERTIFICATES WITH YOUR PROXY CARD.

SUMMARY OF PROPOSALS TO BE DECIDED AT THE ANNUAL MEETING

        The following summary only highlights selected information from this document and may not contain all of the information that is important to you. To understand each Proposal fully, you should carefully read this entire document.

        1.         Proposal No. 1 - Election of Directors. The Directors of the Company have voted to nominate five (5) Directors for election to hold office until the next Annual Meeting of the Shareholders and until their successors are elected and qualified. The persons named in the accompanying form of Proxy intend, in the absence of contrary instructions, to vote all proxies FOR the election of the following nominees:
1.	Laith I. Nosh
2.	Nicola Simon
3.	Barrie Freeke
4.	Raymond Polman
5.	Simon Anderson

                All nominees have consented to stand for election and to serve if elected. If any such nominees should be unable to serve, an event not now anticipated, the proxies will be voted for such person, if any, as shall be designated by the Board of Directors to replace any such nominee.

        2.       Proposal No. 2 - Selection of Independent Registered Public Accounting Firm for the Company. The Board of Directors of the Company has approved the selection of the firm of Dohan & Company, CPA's, P.A. as independent accountants for the Company for the fiscal year ending August 31, 2005. Dohan & Company, CPA's, P.A. has examined and reported on the financial statements of the Company for the fiscal year ended August 31, 2004 as well as provided services related to filings made with the Securities and Exchange Commission. The selection of Dohan & Company, CPA's, P.A. hereby being submitted to the Shareholders for ratification at the Annual Meeting.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

        Our Board of Directors has voted to nominate five (5) Directors for election to hold office until the next Annual Meeting of our Shareholders and until their successors are elected and qualified. Each of the following nominees currently serves as a Director of our Company and has consented to be nominated to serve as a Director of the Company for the following year.

        a.        Nominees:

                   In the absence of contrary instructions, the persons named in the accompanying form of Proxy intend to vote all proxies FOR the election of the following nominees:
1.	Laith I. Nosh
2.	Nicola Simon
3.	Barrie Freeke
4.	Raymond Polman
5.	Simon Anderson

                   Each of the nominees is currently a Director of the Company.

        b.        Recommendations to Shareholders.

                   The Ikona Board of Directors believes that the election of each of the above named nominees is in the best interest of the Ikona Shareholders, and unanimously recommends a vote FOR Proposal No. 1.

        c.        Votes Required:

                   Directors shall be elected by a plurality of the votes present at the meeting either in person or by proxy and entitled to vote on the election of directors.

                   The Company's Articles of Incorporation expressly prohibit cumulative voting. Therefore, the holders of a majority of the Company's shares voting at a meeting at which a quorum is present could elect all of the Directors. It is expected that the proxies received by the Directors' nominees will be voted, except to the extent that authority is withheld on any proxy as to all or one or more individuals, to elect as Directors the following nominees, whose principal occupations during the past five (5) years, directorships and certain other affiliations and information are set forth below:

        d.        Information Concerning Directors, Director Nominees and Executive Officers
Name	Age	Position	Director/Officer Since
Laith I. Nosh	56	President, Chief Executive Officer and Director	2003
Nicola Simon	37	Director	2005
Barrie Freeke	62	Director and Vice President of Engineering	2003
Raymond Polman	44	Chief Financial Officer and Director	2003
Simon Anderson	43	Secretary and Director	2003

__________________________

Directors and Director Nominees:

        Laith I. Nosh, age 56, President, Chief Executive Officer and Director - Mr. Nosh has served as a director and our President and CEO since October 2003. Mr. Nosh was a founder of our predecessor company and the current operating subsidiaries, where he worked as President and Chief Executive Officer since inception in August 2001. He has been instrumental in the development, refinement and patenting of the Ikona Gearing System over the last eight years. He has also developed and patented consumer product devices for the construction industry. He received his degree from the University of Alberta in Mechanical Engineering and has over 30 years of experience in engineering, business management and marketing.

        Nicola Simon, Director, has served as a director since April 2005. Nicola is a professional engineer originally from the UK with over 14 years experience in international manufacturing, product development and project management. Presently and for the past 8 years Nicola has been employed with Ballard Power Systems where she is currently a Platform Manager in Fuel Cell Stack & System Development (Vancouver & Nabern, Germany). Nicola has been responsible for production leadership and process development of fuel cells for automotive applications for Ford and Daimler Chrysler, managing budgets up to $10 million per year. Nicola's projects have led to the development of a fuel cell vehicle and bus stack systems with a successful production launch. Previously, Nicola held production management and manufacturing engineering positions at T&N (automotive part producer) and with IBM France as a development engineer. Nicola holds a B.Eng First Class (Hons) in Mechanical Engineering from Brunel University (UK).

        Barrie Freeke, P. Eng., Director, and Vice President Engineering, has served as a director and our Vice President of Engineering since October 2003. From March 2001 until the merger with our company, Mr. Freeke served as senior Engineer for our predecessor company. Prior to joining Ikona in March 2001, Mr. Freeke worked in excess of five years with Lantec Industries Inc., and held the position of Chief Engineer with Lantec Industries Inc., a large manufacturer of gear drives and winches. Mr. Freeke is a professional mechanical engineer and a graduate of Bradford University in Mechanical Engineering (Honors) with over 25 years of experience in gear design. Mr. Freeke is a gear designer and much of his work and development can be seen with companies including Timberland Ellicott, Swann Winches (marine winches), Canron, Western Bridge Div., Vanterm Container Cranes (cranes that have been used in Vancouver and San Francisco), and Locheed Petroleum (oilfield equipments).

        Raymond L. Polman, B. Sc., CA, Director, and Chief Financial Officer, has served as a director and our Chief Financial Officer since December 2003. From October 1999 to September 2001, Mr. Polman was founder, President and Chief Executive Officer of Oglenet Software Inc., a private start-up company. From October 2001 to November 2003, Mr. Polman consulted to MCSI Consulting Services Inc. From April 2002 to November 2002 Mr. Polman was President and Chief Executive Officer of Nomadic Collaboration International, Inc., an OTC Bulletin Board company. Prior to the past five years, from 1992-95, he managed the finances and administration of a rapid-growth global environmental consultancy. From 1995-1998 he served as Chief Financial Officer of Nexmedia Technologies Inc., a display advertising software developer, where he was responsible for fund raising and regulatory compliance. Mr. Polman has consulted to a number of rapid growth companies in the Vancouver area including fSONA Communications, and has been an associate with the MCSI Consulting Group, a Vancouver, BC-based firm specializing in corporate finance matters, strategic planning and business planning services. From 1985 to 1992, Mr. Polman was a professional accountant with Deloitte where he specialized in Information Technology Consulting and Computerized Audit Services departments upon completion of his articles in accountancy, audit and taxation. Mr. Polman's academic qualifications include a designation as a (Canadian) Chartered Accountant (1990) and he holds a Bachelor of Sciences degree from the University of Victoria (1985).

        Simon Anderson, CA, CBV, and Director, has served as one of our directors since October 2003. Mr. Anderson has been a 50% owner and Vice President of MCSI Consulting Services Inc. from 1996 to present. Mr. Anderson is both a Chartered Accountant and a Chartered Business Valuator. From August 1999 to March 2000 he was Treasurer of MC2 Learning Systems, Inc. From August 1999 until March 2004 he was CFO of XML Global Technologies, Inc., and from August 1999 until June 2004 he was a director of that company. From February 2004 to November 2004 he has been CFO of Shep Technologies Inc., since May 2004 he has been CFO of Buffalo Gold Ltd. Since July 2004, Mr. Anderson has been a director of Sinovac Biotech Co, Ltd. Mr. Anderson received a Bachelor of Commerce in Accounting and Management Information Systems from the University of British Columbia in May 1983 and was admitted as a member of the Institute of Chartered Accountants in British Columbia in 1986. He has also been a member of the Canadian Institute of Charter Business Valuators since 1990.

        Each Director will be elected to serve until the next Annual Meeting of Shareholders in 2006 or until a successor is duly elected and qualified.

        No family relationship exists between any director or executive officer.

        Except as disclosed above, there are no material proceedings to which any director, officer or affiliate of the Company, any owner of record or beneficially of more than five percent (5%) of any class of voting securities of the Company, or any associate of any such director, officer, affiliate of the Company, or security holder is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the  Company or any of its subsidiaries.

        Except as set forth above, during the last five (5) years, no director or officer of the Company has:

a.

had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

b.	been convicted in a criminal proceeding or subject to a pending criminal proceeding;
c.

been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

d.

been found by a court of competent jurisdiction in a civil action, the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

        Any transactions between the Company and its officers, directors, principal shareholders, or other affiliates have been and will be on terms no less favorable to the Company than the Board of Directors believes could be obtained from unaffiliated third parties on an arms-length basis and will be approved by a majority of the Company's independent, outside disinterested directors.

        2.        Meetings and Committees of the Board of Directors

                        a.        Meetings of the Board of Directors

                        During the fiscal year ended August 31, 2004, six meetings of the Board of Directors were held, including regularly scheduled and special meetings. Anderson, Nosh and Polman attended 100% of the board meetings. Brynelsen attended 83% (five) of the board meetings, and Freeke attended 67% (four) of the board meetings. Outside directors were not reimbursed their expenses associated with attendance at such meetings or otherwise incurred in connection with the discharge of their duties as directors. Directors receive 100,000 stock options at the date of their appointment and receive an additional 25,000 options for each year annually on the anniversary date of their appointment, as long as they continue to serve as directors and 15,000 options per year for serving on a committee.

                        b.        Committees

                        The board appoints committees to help carry out its duties. In particular, board committee's work on key issues in greater detail than would be possible at full board meetings. Each committee reviews the results of its meetings with the full board.

                       During the fiscal year ended August 31, 2004, the Board established the following committees:

Audit Committee

       The audit committee is currently composed of the following directors:

              Simon Anderson, CA
              Laith Nosh

       The Board of Directors has determined that Laith Nosh is not "independent" within the meaning of the National Association of Securities Dealers, Inc.'s listing standards. For this purpose, an audit committee member is deemed to be independent if he does not have a relationship that, in the opinion of the Company's board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

       Simon Anderson would be deemed an audit committee financial expert within the meeting of Item 401(e)(2) of regulation SB.

       During the fiscal year ended August 31, 2004, the audit committee met two times, which meetings were attended by all of its members. The committee is responsible for accounting and internal control matters. The audit committee:
-	reviews with management, the internal auditors and the independent auditors, policies and procedures with respect to internal controls;
-	reviews significant accounting matters;
-	approves the audited financial statements prior to public distribution;
-	approves any significant changes in accounting principles or financial reporting practices;
-	reviews independent auditor services; and
-	recommends to the board of directors the firm of independent auditors to audit our consolidated financial statements.

In addition to its regular activities, the committee is available to meet with the independent accountants, controller or internal auditor whenever a special situation arises.

       Our board of directors has not adopted a written charter for the audit committee, but plans to adopt one before the end of the current fiscal year.

Audit Committee Report

       The audit committee of the board of directors has:

       1.    reviewed and discussed the Company's audited financial statements for the fiscal year ended August 31, 2004 with management and representatives of Dohan & Company, CPA's, P.A.

       2.    discussed with Dohan & Company, CPA's, P.A. the matters required to be discussed by SAS 61, as modified or supplemented; and

       3.    received the written disclosures and letter from Dohan & Company, CPA's, P.A. required by Independence Standards Board Standard No. 1 and discussed Dohan & Company, CPA's, P.A.'s independence with representatives of Dohan & Company, CPA's, P.A.

       Based on the review and discussions referred to above, the audit committee recommends to the board of directors that the audited financial statements for the fiscal year ended August 31, 2004, be included in the Company's annual report on Form 10-KSB filed with the Securities and Exchange Commission.

By: The Audit Committee

Compensation Advisory Committee

       There is presently no appointed compensation advisory committee. Matters normally addressed by the compensation advisory committee are currently addressed by the board at large.

       Any transactions between the Company and its officers, directors, principal shareholders, or other affiliates have been and will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties on an arms-length basis and will be approved by a majority of the Company's independent, outside disinterested directors.

Nomination Process

        The Board of Directors has not appointed a standing nominating committee but intends to do so during the current year. The board as a whole, which consists of five members currently, has addressed the process of determining director nominees. The board has not adopted a charter to govern the director nomination process.

        Of the currently serving five directors, none would be deemed to be independent within the meaning of the National Association of Securities Dealers, Inc.'s listing standards. For this purpose, a director is deemed to be independent if he does not possess any vested interests related to those of management and does not have any financial, family or other material personal ties to management.

        The board of directors has not adopted a policy with regard to the consideration of any director candidates recommended by security holders, since to date the board has not received from any security holder a director nominee recommendation. The board of directors will consider candidates recommended by security holders in the future. Security holders wishing to recommended a director nominee for consideration should contact Mr. Laith Nosh, President, at the Company's principal executive offices located in Coquitlam, British Columbia and provide to Mr. Nosh, in writing, the recommended director nominee's professional resume covering all activities during the past five years, the information required by Item 401 of Regulation SB, and a statement of the reasons why the security holder is making the recommendation. The Company must receive such recommendation before August 31, 2005.

        The board of directors believes that any director nominee must possess significant experience in business and/or financial matters as well as a particular interest in the Company's activities.

Shareholder Communications

        Any shareholder of the Company wishing to communicate to the board of directors may do so by sending written communication to the board of directors to the attention of Mr. Laith Nosh, President, at the principal executive offices of the Company. The board of directors will consider any such written communication at its next regularly scheduled meeting.

        Any transactions between the Company and its officers, directors, principal shareholders, or other affiliates have been and will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties on an arms-length basis and will be approved by a majority of the Company's independent, outside disinterested directors.

                        c.        Director Compensation

                                  Under our Equity Incentive Plan, each of our current directors received an option grant to purchase shares of our common stock. Directors generally receive options to purchase 100,000 shares of our common stock for serving on the board and further options to purchase 15,000 shares of our common stock for each committee on which they serve. Directors who are also officers of our company generally receive an option to purchase an additional 150,000 shares of our common stock. Directors who are employees of our company may be granted a further "dollar-weighted" option to acquire common stock when first employed by our company, whereby they receive an option to acquire one share of common stock per dollar of salary that they earn on an annualized basis. We may grant additional options to other directors commensurate with their roles and other subjective assessments of the compensation committee. We plan to make annual grants of options to purchase 25,000 shares of our common stock to directors who continue to serve, based on their anniversary date. Options are priced based on a 100% of their market value on the date of the grant.

                                  Members of our Board of Directors are compensated for their services through grants of options to purchase shares of common stock. For their services to date, the following directors have received the following numbers of options to purchase shares of our common stock in consideration of their services:

Director	Options Granted
Laith I. Nosh	250,000
Dal Brynelsen	250,000
Barrie Freeke	100,000
Raymond Polman	250,000
Simon Anderson	100,000

                        d.       Code of Ethics

                                  Our Board of Directors adopted a Code of Business Conduct and Ethics for all of our directors, officers and employees subsequent to fiscal year ended August 31, 2004. We will provide to any person without charge, upon request, a copy of our Code of Business Conduct and Ethics. Such request should be made in writing and addressed to Investor Relations, Ikona Gear International, Inc., 1850 Hartley Avenue, Unit #1, Coquitlam, British Columbia, Canada, V3K 7A1. Further, our Code of Business Conduct and Ethics is being filed herewith as an exhibit to this Annual Report on Form 10-KSB.

        3.        Remuneration and Executive Compensation

        The following table and discussions summarizes all plan and non-plan compensation earned by or paid to our chief executive officer for our last two completed fiscal years. No other executive officer received total annual salary and bonus of at least $100,000 during those periods.

TABLE 1
SUMMARY COMPENSATION TABLE
					Long Term Compensation
	Annual Compensation				Awards		Payouts
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compen- sation ($)	Restricted Stock Award(s) ($)	Options/ SARs(#)	LTIP Payouts ($)	All Other Compensa- tion ($)
Laith I. Nosh, President & CEO	2004	$82,500	-0-	8,855	-0-	550,000	-0-	-0-
Laith Nosh, President & CEO	2003	-0-	-0-	-0-[1]	-0-	-0-	-0-	-0-
Richard Achron, past President & CEO	2003	-0-	-0-	-0-[2]	-0-	-0-	-0-	-0-

1 Mr. Nosh became President & CEO of Ikona Gear International, Inc. on October 27, 2003 when Oban Mining Inc. acquire Ikona Gear USA, Inc.. Mr. Nosh received no compensation prior to this date for his services, except from Ikona Gear USA, Inc. Mr. Nosh received his compensation in the form of management fees paid to his consultancy, Diversified Sciences Limited.

2 Mr. Achron was our sole employee prior to the acquisition of Ikona Gear International, Inc. on October 27, 2003. Mr. Achron received no compensation for his services. Mr. Achron resigned as President and Chief Executive Officer on October 30, 2003, upon completion of the acquisition of Ikona Gear International, Inc. Mr. Achron resigned as director on January 22, 2004.

TABLE 2 OPTION/SAR GRANTS IN LAST FISCAL YEAR INDIVIDUAL GRANTS
Name	Options/SARs Granted (#)	% of Total Options/SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date
Laith I. Nosh	300,000	44.4%	1.10	2014
Dal Brynelsen	150,000	22.2%	1.10	2014
Barrie Freeke	120,000	17.8%	1.10	2014
Simon Anderson	15,000	2.2%	1.10	2014
TABLE 3 AGGREGATED OPTIONS/SAR EXERCISED IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES
Name	Shares Acquired on Exercise	Value Realized ($)	Number of Securities Underlying Unexercised Options at 06/30/03	Value of Unexercised In-the-Money Options at 6/30/03
			Exercisable/Unexercisable	Exercisable/Unexercisable
Laith I. Nosh	0	0	0	0
Dal Brynelsen	0	0	0	0
Barrie Freeke	0	0	0	0
Raymond Polman	0	0	0	0
Simon Anderson	0	0	0	0
1.

Options are in the money if the market value of the shares covered thereby is greater than the option exercise price. This calculation is based on the estimated fair market value of the common stock at August 31, 2004, of $1.35 per share, less the exercise price.

None of the current executive officers were either employed or served in an executive or employment capacity with the company prior assuming their duties for Ikona on October 28, 2003, subsequent to the last fiscal year of Ikona Gear. Upon acquiring Ikona Gear International, Inc., we adopted the fiscal year end of Ikona, being August 31, 2003. Prior to acquiring Ikona, our prior fiscal year end was December 31, 2002.

No executive officer will receive perquisites and other personal benefits which, in the aggregate, exceed the lesser of either $50,000 or 10% of the total of annual salary and bonus paid during the fiscal year.

        4.         Compliance With Section 16(a) of the Exchange Act:

        Under the Securities Laws of the United States, the Company's Directors, its Executive (and certain other) Officers, and any persons holding more than ten percent (10%) of our common stock are required to report their ownership of the Company's common stock and any changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and the Company is required to report in this report any failure to file by these dates. All of these filing requirements were satisfied by our Officers, Directors, and ten-percent holders with the following exceptions: - Messrs Anderson, Brynelsen, Freeke, and Nosh each failed to file on a timely basis one report covering one transaction. In making these statements, we have relied on the written representation of its Directors and Officers or copies of the reports that they have filed with the Commission.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR"
THE ELECTION OF THE NOMINEES AS DIRECTORS

PROPOSAL NO. 2
RATIFICATION OF SELECTION OF AUDITORS

        The Board of Directors has selected the firm of Dohan & Company, CPA's, P.A. independent certified public accountants, to serve as auditors for the fiscal year ending August 31, 2005. Dohan & Company, CPA's, P.A. has been the Company's accountants continuously since 2003. It is not expected that a member of Dohan & Company, CPA's, P.A. will be present at the Annual Meeting and that a member of that firm will be available to either make a statement or respond to appropriate questions. Ratification of the selection of our auditors is not required under the laws of the State of Delaware, or applicable rules or regulations of the Securities and Exchange Commission but will be considered by the Board of Directors in selecting auditors for future years.

        The following table details aggregate fees billed for fiscal year ended August 31, 2004 by Dohan & Company, CPA's, P.A.:
*	Professional services rendered for the audit of the Company's annual consolidated financial statements and the reviews of the Company's quarterly consolidated financial statements;
*	Financial information systems design and implementation; and
*	All other services:
	2004	2003
Audit fees - audit of annual financial statements and review of financial statements included in our quarterly reports, services normally provided by the accountant in connection with statutory and regulatory filings.	$33,500	$7,250
Audit-related fees - related to the performance of audit or review of financial statements not reported under "audit fees" above	0	0
Tax fees - tax compliance, tax advice and tax planning	0	0
All other fees - services provided by our principal accountants other than those identified above	0	0
Total fees paid or accrued to our principal accountants	$33,500	$7,250

        Neither the Board of Directors nor the Audit Committee of the Board of Directors has considered whether the provision of the services covered by the caption "Financial Information System Design and Implementation" or "Other" in the above table is compatible with Dohan & Company, CPA's, P.A.'s independence.

        Votes Required.

        Ratification of the selection of Dohan & Company, CPA's, P.A. to serve as auditors for the fiscal year ending August 31, 2005 will require an affirmative vote of a majority of the outstanding shares of common stock of the Company represented in person or by proxy at the Annual Meeting and voting on this Proposal.

        Management Recommendation

       THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF DOHAN & COMPANY, CPA'S, P.A.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

        The following table sets forth information with respect to beneficial ownership of our common stock by:
*	each person who beneficially owns more than 5% of the common stock;
*	each of our executive officers named in the Management section;
*	each of our Directors; and
*	all executive officers and Directors as a group.

The table shows the number of shares owned as of May 20, 2005 and the percentage of outstanding common stock owned as of May 20, 2005. Each person has sole voting and investment power with respect to the shares shown, except as noted.
Name and Address	Number of Shares(1)	Percent Owned(2)
Laith Nosh 1041 Millstream Road West Vancouver, BC Canada V7S2C6	6,550,000(3)	27.2
Dal Brynelsen 5825 San Soucie Road, RR 1, S11 Halfmoon Bay, BC Canada	1,993,416(4)	8.3
Raymond Polman 2492 West 45th Avenue Vancouver, BC V6M 2J8 Canada	341,000(5)	1.4
Barrie Freeke 24343 61 Avenue, Langley, BC Canada V2Y 2G2	495,000(6)	2.1
Simon Anderson 609 Granville Street, Suite 880, Vancouver, BC, Canada, V7Y 1G5	490,000(7)	2.0
Nicola Simon 2115 Ferndale Ave Vancouver, BC, Canada V5L 1Y3	20,000	0.0
All Officers and Directors as a Group (6 persons)	9,889,416	41.0

_________________________________________________
(1)

Beneficial ownership is based on information provided to us, and the beneficial owner has no obligation to inform us of or otherwise report any changes in beneficial ownership. Except as indicated, and subject to community property laws when applicable, the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(2)

The percentages shown are calculated based upon 24,090,325 shares of common stock outstanding on May 20, 2005. In calculating the percentage of ownership, unless as otherwise indicated, all shares of common stock that the identified person or group had the right to acquire within 60 days of the date of this report upon the exercise of options and warrants are deemed to be outstanding for the purpose of computing the percentage of shares of common stock owned by such person or group, but are not deemed to be outstanding for the purpose of computing the percentage of the shares of common stock owned by any other person.

(3)

Mr. Nosh is a director and our President and Chief Executive Officer. Of the 6,550,000 shares, 3,250,000 are held directly by Mr. Nosh; an aggregate of 2,725,000 shares are held by Diversified Sciences Limited, a controlled corporation of Mr. Nosh; and an aggregate of 25,000 shares are held of record by Ikona Gear Technologies, Inc., also a controlled corporation of Mr. Nosh. This includes 550,000 shares of common stock that are subject to an option. Of the shares subject to an option, 250,000 are fully vested and could be purchased within 60 days from the date of this report.

(4)

Mr. Brynelsen would be deemed the beneficial owner of an aggregate of 1,993,416 shares of our common stock. Of those shares, 900,000 are held directly by Mr. Brynelsen; and an aggregate of 693,416 shares are held by Mr. Brynelsen's spouse, Ms. Denise Broderick. This includes 400,000 shares of common stock that are subject to an option. Of the shares subject to an option, 250,000 are fully vested and could be purchased within 60 days from the date of this report.

(5)

Mr. Polman is a director and Chief Financial Officer. This represents shares of common stock that are subject to option. An option to purchase 100,000 shares is fully vested and may be exercised in whole or in part at any time before December 1, 2010. An option to purchase up to 241,000 is subject to monthly vesting provisions between December 1, 2003 and December 1, 2005. Of the shares subject to an option, 170,292 are fully vested and could be purchased within 60 days from the date of this report.

(6)

Mr. Freeke is a director. Includes 275,000 shares of common stock owned directly by Mr. Freeke, and 220,000 shares of common stock that are subject to an option. Of the 220,000 shares subject to an option, 100,000 are fully vested and may be exercised in whole or in part at any time before October 8, 2008, and 120,000 of the options are subject to vesting provisions on a quarterly basis between June 28, 2004 and June 28, 2006. Of the shares subject to an option, 100,000 are fully vested and could be purchased within 60 days from the date of this report.

(7)

Mr. Anderson is a director and Secretary. Represents 115,000 shares of common stock that are subject to an option, and 375,000 shares beneficially owned by Mr. Anderson through MCSI Capital Corp. in which Mr. Anderson is a 50% partner. All of the options may be exercised in whole or in part within 60 days from the date of this report.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

       Diversified Sciences Limited., a consulting firm that is 100% owned by our Chief Executive Officer, provides services to us including the services of Laith I. Nosh as President & CEO and in developing and executing our business plan. Total payments to Diversified Sciences Limited in the period September 1, 2003 to August 31, 2004 were $91,353, all of which was payment for Mr. Nosh's services.

       Ikona Gear (Canada) Inc. an engineering firm that is 100% owned by our Chief Executive Officer, provided engineering services to us in the current fiscal year from September 1, 2003 to October 31, 2003. These services included the services of Barrie Freeke, our most senior engineering resource. Total payments to Ikona Gear (Canada) Inc in the period September 1, 2003 to August 31, 2004 were $127,741. Effective November 1, 2003, all of the functions of Ikona Gear (Canada) Inc. were assumed by Ikona Gear Corp., a new British Columbia incorporated company and wholly-owned subsidiary of our company.

       Nomadic Financial Corp., a consulting firm that is 100% owned by our Chief Financial Officer, provides services to us including the services of Raymond L. Polman, CA as CFO. Total payments to Nomadic Financial Corp. in the period September 1, 2003 to August 31, 2004 were $72,688, all of which was payment for Mr. Polman's services.

       110980 Investments Ltd., a consulting firm that is 100% owned by the spouse of our Executive Vice President, provides services to us, including the services of Mr. Dal Brynelsen, as Executive Vice President. Total payments to 110980 Investments Ltd. in the period September 1, 2003, to August 31, 2004 were $67,996, all of which was payment for Mr. Brynelsen's services.

OTHER MATTERS

        The Board of Directors knows of no business to be brought before the Annual Meeting other than as set forth above. If, however, any other matters properly come before the Annual Meeting, it is the intention of the person's named in the enclosed proxy form to vote such proxies on such matters in accordance with their best judgment.

        Whether or not you expect to present at the meeting, please sign and return the enclosed proxy promptly. Your vote is important. If you wish to attend the meeting and wish to vote in person, you may withdraw your proxy.
IKONA GEAR INTERNATIONAL, INC.
By: /s/ Laith I. Nosh
Laith I. Nosh, President, Chief Executive Officer and Director

Shareholder Proposals For The 2006 Annual Meeting

        If any shareholder wishes to present a proposal for inclusion in the proxy materials to be mailed by the Company with respect to the 2006 Annual Meeting of Shareholders, the proposal must be presented to the Company's management prior to August 31, 2005, along with proof of common stock ownership in the Company. If, however, notwithstanding the foregoing deadline, a proposal is brought before the Meeting, then under the proxy rules of the Securities and Exchange Commission the proxies solicited by management with respect to the Annual Meeting will confer discretionary voting authority with respect to the stockholder's proposal on the person selected by management to vote the proxies. If a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the Commission's proxy rules. In order to curtail controversy as to the date on which a proposal was received by the Company, it is suggested that proponents submit their proposals by overnight courier to Ikona Gear International, Inc., 1850 Hartley Avenue, Unit #1, Coquitlam, British Columbia, Canada, V3K 7A1, Attention: Laith I. Nosh, President, CEO and Director.